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Exhibit 77Q3

Registrant: American Century Growth Funds, Inc.

File Number: 811-218651

Registrant CIK Number: 0001353176

The electronic format for filing FORM N-SAR does not provide adequate space for responding fully to Items 72DD, 73A, 74U and 77V.
The complete answers are as follows:

For period ending  01/31/2007
Series Number:  1

72DD)   1. Total income dividends for which record date passed during the period
          Investor Class                   28
          Institutional Class              20

         2. Dividends for a second class of open-end company shares

         Advisor Class                      4
         R Class                            2


73.     Distributions per share for which record date passed during the period:
      1. Dividends from net investment income
          Investor Class            $0.0609
          Institutional Class       $0.0728
          2. Dividends from a second class of open-end company shares

          Advisor Class             $0.0459
          R Class                   $0.0310


74U.     1. Number of shares outstanding  (000's)
         Investor Class             445
         Institutional Class        758

         2. Number of shares outstanding of a second class of open-end company shares (000's)

         Advisor Class                81
         R Class                      75

77V.     1. Net asset value per share (to nearest cent)
         Investor Class             $11.02
         Institutional Class        $11.02
         2.Net asset value per share of a second class of open-end company shares (to nearest cent)

         Advisor Class              $11.02
         R Class                    $11.01


For period ending 01/31/2007
Series Number:  2

72DD)   1. Total income dividends for which record date passed during the period
          Investor Class                    21
          Institutional Class                5
         2. Dividends for a second class of open-end company shares

         Advisor Class                        3
         R Class                              2


73.     Distributions per share for which record date passed during the period:
A)       1. Dividends from net investment income
          Investor Class            $0.0551
          Institutional Class       $0.0672

          2. Dividends from a second class of open-end company shares

          Advisor Class             $0.0399
          R Class                   $0.0247


74U.     1. Number of shares outstanding  (000's)
         Investor Class             391
         Institutional Class          75
         2. Number of shares outstanding of a second class of open-end company shares (000's)

         Advisor Class                75
         R Class                      76


77V.     1. Net asset value per share (to nearest cent)
         Investor Class             $11.07
         Institutional Class        $11.07
         2.Net asset value per share of a second class of open-end company shares (to nearest cent)


         Advisor Class              $11.06
         R Class                    $11.06

For period ending 01/31/2007
Series Number:  3

72DD)   1. Total income dividends for which record date passed during the period
          Investor Class                    18
          Institutional Class                3
         2. Dividends for a second class of open-end company shares

         Advisor Class                       1
         R Class                             -


73.     Distributions per share for which record date passed during the period:
      1. Dividends from net investment income
          Investor Class            $0.0381
          Institutional Class       $0.0501
          2. Dividends from a second class of open-end company shares

          Advisor Class             $0.0231
          R Class                   $0.0080


74U.     1. Number of shares outstanding (000's)
         Investor Class                482
         Institutional Class            50
         2. Number of shares outstanding of a second class of open-end company shares (000's)

         Advisor Class                 62
         R Class                       50


77V.     1. Net asset value per share (to nearest cent)
         Investor Class             $11.13
         Institutional Class        $11.13
         2.Net asset value per share of a second class of open-end company shares (to nearest cent)

         Advisor Class              $11.13
         R Class                    $11.13


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